Exhibit (j)


   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
   ---------------------------------------------------------------------------

We consent to the references to our firm under the caption "Financial Highlights" in the DWS U.S. Government Securities Fund's (the "Fund") Class A, Class B, Class C, Class S Shares, and Institutional Shares Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Fund's Class A, Class B, Class C, Class S Shares, and Institutional Shares Statements of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 45 to the Registration Statement (Form N-1A, No. 2-57937) of our report dated December 27, 2007, on the financial statements and financial highlights of the DWS U.S. Government Securities Fund, included in the Fund's Annual Report dated October 31, 2007.


                                                     /s/ERNST & YOUNG LLP


Boston, Massachusetts
January 24, 2008